Exhibit 31.4

Certification of Chief Financial Officer pursuant to Exchange Act Rules 13a-14 and 15d-14, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Robert G. Andersen certify that:

     1. I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Hybridon, Inc. for the year ended December 31, 2004; and

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Robert G. Andersen
Robert G. Andersen
Chief Financial Officer

Dated: April 29, 2005